SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)  of the Securities Exchange Act of
1934



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          14a-6(e)(2))
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[   ]     Soliciting Material Pursuant to S240.1a-11(c) or S240.1a-12


                                      Taco Cabana, Inc.
              (Name of Registrant as Specified In Its Charter)

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                             Taco Cabana, Inc.
                         8918 Tesoro Dr., Suite 200
                         San Antonio, Texas  78217


                  Notice of Annual Meeting of Stockholders
                                June 6, 2000


TO THE STOCKHOLDERS OF
TACO CABANA, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Taco Cabana, Inc., a Delaware corporation (the "Company"), will be held at the Airport Hilton Hotel, 611 Northwest Loop 410, San Antonio, Texas, on Tuesday, June 6, 2000, at 10:00 a.m., Central Daylight Time for the following purposes:

    1.) To elect six directors.

    2.) To approve the adoption of the 2000 Stock Ownership Plan.

    3.) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, April 14, 2000 as the record date for the determination of stockholders entitled to vote at the meeting.

     We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If for any reason you should subsequently change your plans, you can of course revoke the proxy at any time before it is actually voted.

                          BY ORDER OF THE BOARD OF DIRECTORS



                          David G. Lloyd
                          Secretary

San Antonio, Texas
April 24, 2000





                             TACO CABANA, INC.
                              PROXY STATEMENT
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JUNE 6, 2000

                                THE MEETING

     This Proxy Statement is furnished to the stockholders of Taco Cabana, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held Tuesday, June 6, 2000 (the " Meeting" ). This Proxy Statement, the accompanying proxy, and the Company's Annual Report are being sent or given to the stockholders of the Company on or about April 24, 2000.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Pursuant to applicable Delaware law, only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held on the record date.

     Proxies in the form enclosed will be voted at the Meeting, if properly executed, returned to the Company prior to the Meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the convening of the Meeting, or by presenting another proxy card with a later date. If you attend the Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

     The record date for stockholders entitled to vote at the Meeting is April 14, 2000. At the close of business on April 14, 2000, the Company had issued and outstanding and entitled to vote at the Meeting 11,601,375 shares of Common Stock. As of April 14, 2000, the directors and executive officers of the Company owned a total of 130,880 shares of the Company's Common Stock, or approximately 1.1% of the total number of shares outstanding and entitled to vote at the Meeting.



                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of February 28, 2000, by:
(i) each person known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each named executive officer of the Company, (iii) each director of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                              Shares Beneficially Owned
        Name                                      Number  Percent

     Stephen V. Clark  (1)                       193,063   1.6%

     David G. Lloyd  (2)                         109,000     *

     Douglas Gammon  (3)                          50,000     *

     Dennis Greenia  (4)                          15,000     *

     William J. Nimmo  (5)                        22,817     *

     Richard Sherman  (6)                         93,003     *

     Cecil Schenker  (7)                         113,503     *

     Lionel Sosa  (8)                             16,000     *

     Rod Sands (9)                               108,000     *

     Dimensional Fund Advisors, Inc. (10)        957,064    7.9%

     All directors and officers as
         a group (9 persons)  (11)               720,386    5.9%
___________________________
*    Less than 1%.


                                       2



(1) Includes 180,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 123,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(2) Includes 95,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 55,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(3) Includes 45,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 55,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(4) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 60,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(5) Includes 19,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 13,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(6) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 3,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(7) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 3,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(8) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 13,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(9) Includes 13,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 13,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(10) Based upon Schedule 13G, filed in February 2000, indicating beneficial ownership, sole dispositive power and sole voting power as stated in the table. Address: 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(11) Includes 589,506 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 338,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).




                                       3



                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  At the Annual Meeting, six directors are to be elected by plurality of the votes cast by the holders of the shares of outstanding Common Stock of the Company. Under applicable Delaware law, in tabulating the vote, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to the election of the six director positions to be filled at this meeting. The nominees for director are Stephen V. Clark, William J. Nimmo, Richard Sherman, Cecil Schenker, Lionel Sosa and Rod Sands. All of the nominees are presently directors of the Company. For information concerning the backgrounds of such nominees, see "Directors and Executive Officers" on page 5.

  The enclosed Proxy, if properly signed and returned will be voted FOR the election of these six nominees unless authority to vote is withheld. The Board of Directors has no reason to believe that any of such nominees will be unable to serve if elected. In the event any of such nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Directors. All directors will hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified, unless prior to such meeting a director resigns or his directorship otherwise becomes vacant.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE " FOR" THE ELECTION OF THE DIRECTOR NOMINEES.




                                       4



                        Directors and Executive Officers

     The directors and executive officers of the Company and their respective ages are as follows:

     Name                      Age      Position

     Stephen V. Clark          46       Chief Executive Officer,
                                          President and Director
     Douglas Gammon            53       Senior Vice President - Human
                                          Resources and People Development
     Dennis Greenia            50       Senior Vice President
                                          Marketing
     David G. Lloyd            36       Senior Vice President - Finance,
                                          Chief Financial Officer,
                                          Secretary and Treasurer
     William J. Nimmo          45       Director
     Rod Sands                 52       Director
     Cecil Schenker            57       Director
     Richard Sherman           56       Director
     Lionel Sosa               60       Director


     Mr. Clark has served as the Company's Chief Executive Officer since November 1996, and as the President, Chief Operating Officer, and as a Director since April 1995. Prior to that, Mr. Clark was with Church's Chicken, a division of America's Favorite Chicken, for seventeen years with his final title having been Senior Vice President and Concept General Manager. He also served on the executive committee of America's Favorite Chicken and was on the Board of Directors of Church's Operators Purchasing Association. In his final position with America's Favorite Chicken, Mr. Clark was primarily responsible for the day-to-day operations of over 1100 company-owned and franchised units with aggregate sales volume in excess of $600 million.

     Mr. Gammon joined the Company in March 1997 as Senior Vice President - Human Resources and People Development. From December 1989 to March 1997, Mr. Gammon served as Vice President of Human Resources at Marriott's foodservice division which had over 15,000 employees in 50 states. Mr. Gammon has over 20 years of experience in the human resources and training fields as well as over six years experience in restaurant operations. He was the past President for the Council of Hotel and Restaurant Trainers.

     Mr. Greenia joined the Company in July 1998 as Senior Vice President - Marketing. From January 1989 to July 1998, Mr. Greenia served as President of the Merrill Group, a marketing consulting firm in Atlanta GA., whose clients included the Coca-Cola Company, Dominos Pizza, Bally's Total Fitness and Hardee's Foods. Mr. Greenia has over 19 years experience both nationally and internationally in the food service industry holding positions with Burger King Corporation, J. Walter Thompson Advertising and Coca Cola USA. Mr. Greenia is also a majority partner in Mobile Media Network of Atlanta, Inc.

     Mr. Lloyd joined the Company in October 1994 as Vice President - Finance, Chief Financial Officer, Secretary and Treasurer and was promoted to Senior Vice President in May 1996. From August 1985 to October 1994, Mr. Lloyd served in various capacities with Deloitte & Touche (the Company's independent auditors), with his last position being Senior Audit Manager. Mr. Lloyd is a certified public accountant.


                                       5



     Mr. Nimmo has served as a director of the Company since November 1991. Since May 1997, Mr. Nimmo has been a Partner with Halpern, Denny & Co., a venture capital firm in Boston, Massachusetts. Prior to that, Mr. Nimmo served as Managing Director of Cornerstone Equity Investors, Inc., and its predecessor firm, Prudential Equity Investors, Inc., since September 1989.

     Mr. Sands has been a director of the Company since February 1998. Since July 1997, Mr. Sands has served as the Managing Director of Silver Brands, a private equity investment fund. Since 1999, Mr. Sands has also served as Chief Operating Officer of Silver Ventures, a private public market investment firm. Mr. Sands serves as the Chairman of the board of directors of Desert Glory, Inc., and MarketFare Foods while also serving as member of the board of directors of Nonni's Foods, and Benefit Planners, Inc. Mr. Sands also serves on the Chase Bank of Texas - San Antonio Advisory Board.

     Mr. Schenker has been a director of the Company since January 1992. Mr. Schenker is a corporate securities attorney and is the managing partner of the San Antonio, Texas office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Mr. Schenker has been a partner through his professional corporation since January 1984. Akin, Gump, Strauss, Hauer & Feld, L.L.P. has regularly performed legal services for the Company.

     Mr. Sherman has been a director of the Company since November 1991. Mr. Sherman is a private investor and retail consultant. Mr. Sherman served as
President and Chief Executive Officer of Rally's, Inc. from September 1987 to January 1991. From August 1989 to January 1991, he also served as Chairman of the Board of Rally's, Inc. From 1984 to 1987, Mr. Sherman was President and a director of Church's Chicken, Inc. From 1971 to 1984, Mr. Sherman was Group Executive Vice President and Director of Hardee's Food Systems, Inc. and its parent, Imasco USA, Inc. Mr. Sherman currently serves as a director of Reed's Jewelers, Inc., Papa John's International, Inc. and PJ America, Inc.

     Mr. Sosa has been a director of the Company since August 1997. Mr. Sosa has served as the Chief Executive Officer of KJS Marketing Agency since January 1996. From 1994 to 1996 he served as Chairman of DMB&B/Americas, a network of advertising agencies in the U.S. and Latin America. In 1980, Mr. Sosa founded the agency of Sosa, Bromley, Aguilar, Noble & Associates, an advertising agency specializing in Hispanic marketing in the U.S. Mr. Sosa sold Sosa, Bromley, Aguilar, Noble & Associates in 1994. Mr. Sosa is currently a Director of the Children's Television Workshop Network.

     The Board of Directors has a compensation and stock option committee which currently consists of William J. Nimmo, Richard Sherman, Lionel Sosa and Rod Sands. The Board of Directors also has an audit committee which currently consists of William J. Nimmo, Richard Sherman, Lionel Sosa, Cecil Schenker and Rod Sands. The Board of Directors does not currently have a nominating committee. All directors serve for a term of one year and until their successors are duly elected. Each director who is not also an employee of the Company receives an annual retainer of $25,000, and an attendance fee of $2,500 per Board meeting for up to four meetings each year. All non-employee directors are reimbursed for their expenses. Effective June 2000, all directors fees will be paid with stock in the company rather than cash. The Board of Directors met four times during 1999. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of Board committees of which he was a member held during 1999.



                                       6



     The compensation and stock option committee monitors and makes recommendations to the Board with respect to compensation programs for officers and directors and administers the Company's Stock Option Plan. The compensation and stock option committee met two times during 1999.

     The audit committee considers the adequacy of the internal controls of the Company and the objectivity of financial reporting; meets with the independent certified public accountants and appropriate Company financial personnel about these matters; and recommends to the Board the appointment of the independent certified public accountants. The audit committee met two times in 1999.



Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and executive officer of the Company, and each person who owns more than 10% of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the " SEC") initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this report any failure of its directors and executive officers to file by the relevant due date any of these reports during the Company's fiscal year.

     To  the  Company's  knowledge,   all  Section  16(a)  filing   requirements
applicable to the Company's officers, directors, and 10% stockholders were complied with.



                                       7



         COMPENSATION AND STOCK OPTION COMMITTEE REPORT TO SHAREHOLDERS

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report includes a discussion of the Compensation Committee's philosophy on executive compensation, the primary components of the Company's compensation program and a description of the Chief Executive Officer's compensation package during 1999.

COMPENSATION PRINCIPLES. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company's executive officers and administering the Company's 1994 Stock Option Plan (the "1994 Option Plan"). The Compensation Committee believes the following principles are important in compensating executive officers:

- Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

- Incentive compensation should be awarded based on the achievement of growth or operational targets at the Company, its subsidiaries or restaurants, as appropriate to the executive officer; and

- Executive officers should have an equity interest in the Company to encourage them to manage the Company for the long-term benefit of stockholders.

The Company's executive officers are compensated through a combination of salary, cash bonuses and stock option awards under the 1994 Option Plan, each of which is discussed below.

ANNUAL SALARY. The Company has a formalized salary administration plan that considers individual performance, competitive salaries, and the latest changes in overall wage and labor rates when adjusting annual base salary.

BONUS PROGRAM. The Company has adopted an incentive bonus plan, which covers all of the Company's executive officers, as well as other selected personnel. Under the plan, the Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors. Achievement of the earnings target set forth in the annual business plan may result in the payment of incentive payments equal to a percentage of the base salary of the covered officer. The plan also allows the committee to increase the incentive payments ratably to the extent the Company exceeds the earnings target. The committee has the discretion whether and in what amounts to award any incentive bonuses.

STOCK OPTION PLAN AWARDS. For 1999, stock options for a fixed number of shares were awarded under the 1994 Option Plan to certain officers, management personnel and staff, based on job classification. No options were awarded executive management. Substantially all of the options vest in five equal annual installments. Several of the grants are partially contingent upon approval by the Company's stockholders of the proposed 2000 Stock Ownership Plan that would provide for up to 500,000 shares to be issued. See "PROPOSAL TO APPROVE THE ADOPTION OF THE TACO CABANA, INC. 2000 STOCK OWNERSHIP PLAN."
The Committee believes that stock options and other equity-based incentives are a valuable tool in encouraging executive officers and other employees to align their interests with the interests of the stockholders and to manage the Company for the long-term. Incentive stock options to purchase 256,375 shares of the Company's Common Stock were granted under the 1994 Option Plan in 1999, including grants subject to stockholder approval of the 2000 Stock Ownership


                                       8



Plan, with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

The Committee has approved, and the Company's Board of Directors has adopted, subject to stockholder approval, the Taco Cabana, Inc. 2000 Stock Ownership Plan (the "2000 Plan"). See "PROPOSAL TO APPROVE THE ADOPTION OF THE TACO CABANA, INC. 2000 STOCK OWNERSHIP PLAN." The Committee believes that grants of stock options under the 2000 Plan will continue to garner the commitment and service of key management personnel, and other officers and employees by allowing these employees to share in the appreciation and value of the Company's Common Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    During 1999, Mr. Clark's annual salary was adjusted to $300,000 to reflect his responsibilities, experience, individual performance and important contributions to the Company. In addition, effective February 4, 2000, Mr. Clark received a bonus of $263,769 under terms of the Company's bonus program described above. The Compensation Committee followed the newly established salary administration guidelines and the recommendation of an outside compensation consultant in approving the increase in Mr. Clark's base pay as well as the bonus payment.


Respectfully submitted,
THE COMPENSATION AND STOCK OPTION COMMITTEE
Richard Sherman, William J. Nimmo, Lionel Sosa, Rod Sands




                                       9



     Summary Compensation Table. The following table sets forth certain information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer and the Company's other executive officers (collectively the "named executive officers" ):

                              Summary Compensation Table
                                    Annual Compensation            Long-Term Compensation
                                 ------------------------- -------------------------------
                                                                   Awards           Payouts
                                                    Other   ----------------------  --------
                                                    Annual  Restricted  Securities           All Other
                                                    Compen-   Stock     Underlying    LTIP    Compen-
Name and  Principal     Fiscal   Salary  Bonus      sation   Award(s)    Options/    Payouts  sation
  Position               Year     ($)     ($)       ($)(1)    ($)        SARs(#)       ($)     ($)
Stephen V. Clark        1999    301,784  263,769      -        -             -          -       -
Chief Executive         1998    281,882  163,846      -        -         100,000        -       -
Officer, President,     1997    255,420      -        -        -             -          -       -
Chief Operating Officer

David G. Lloyd,         1999    171,641  115,446      -        -             -          -       -
Senior Vice President,  1998    157,004   61,845      -        -          50,000        -       -
Chief Financial,        1997    143,528      -        -        -             -          -       -
Officer, Secretary and
Treasurer

Douglas Gammon,         1999   150,381    100,154     -        -             -          -       -
Senior Vice President - 1998   142,469     53,577  38,393(3)   -          25,000        -       -
Human Resources and     1997  113,850(2)      -    51,135(3)   -          75,000        -       -
People Development

Dennis Greenia          1999   146,866     96,331     -        -             -          -       -
Senior Vice Prsident -  1998  61,060(4)    26,000                         75,000        -       -
Marketing

__________________
                                       10




(1) Certain of the Company's executive officers receive personal benefits in addition to salary; however, the Company has concluded that the aggregate amounts of such personal benefits do not exceed the lesser of $50,000 or 10% of annual salary and bonus reported for any named executive officer.
(2) Mr. Gammon joined the Company in March 1997.
(3) Represents relocation expense reimbursements.
(4) Mr. Greenia joined the Company in July 1998.



                                       11



Stock Option Plans and Directors' Options

     Under the Taco Cabana, Inc. 1990 Stock Option Plan (the " 1990 Option Plan"), amended in August 1992, and the 1994 Stock Option Plan (the " 1994 Option Plan"), amended in August 1997, options to purchase up to 1,500,000 and 1,250,000 shares, respectively, of Common Stock may be granted to employees, outside directors and consultants and advisers of the Company or any subsidiary corporation or entity. The stock is intended to permit the Company to retain and attract qualified individuals who will contribute to its overall success. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option granted under an Option Plan may be reoptioned thereunder. The 1990 and 1994 Option Plans are administered by a committee of outside directors (the "Committee" ). The Committee sets specific terms and conditions of options granted under the 1990 and 1994 Option Plans and administers the 1990 and 1994 Option Plans, as well as the Company's other employee benefit plans which may be in effect from time to time. The Committee currently consists of William J. Nimmo, Lionel Sosa, Richard Sherman and Rod Sands.

     The Company's employees are eligible to receive either incentive stock options or nonqualified stock options or a combination of both, as the Committee determines. Non-employee participants may be granted only nonqualified stock options. Stock options may be granted for a term not to exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an incentive stock option) and are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it is granted (so long as the optionee, if an employee, continues to be employed by the Company). In addition, an incentive option may be exercised within 90 days after the termination of employment of the optionee (subject to any limitations in the particular option), within one year after termination in case of termination because of disability, or throughout the term of the option in the event of the optionee's death, to the extent in each case the option was exercisable at the termination date. A nonqualified stock option may be exercised for such period, but not later than the expiration date, after termination of employment, disability or death, as may be specified in the particular option.

     The exercise price of all incentive stock options must be at least equal to the fair market value of the Common Stock on the date of grant, or 110% of fair market value with respect to any incentive stock option issued to a holder of 10% or more of the Company's shares. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased, by delivering Common Stock of the Company already owned by such optionee with a market value equal to the exercise price, or by a method in which a concurrent sale of the acquired stock is arranged, with the exercise price payable in cash from such sale proceeds.





                                       12



     The 1994 Option Plan provides that each outside director will automatically receive a grant of 3,000 nonqualified stock options each year on the fifth business day following the first public release of the Company's audited earnings report on results of operations for the preceding fiscal year. Each such option will become exercisable in whole or in part on the first anniversary of the award through the balance of its ten-year term. Subject to availability of shares allocated to the 1994 Option Plan and not already reserved for other outstanding stock options, outside directors who join the Board in the future will in addition receive an initial grant of options for 20,000 shares, which will become exercisable in five equal increments beginning on the first anniversary of the award and on each of the next four succeeding anniversary dates. Such options will be exercisable for a term of ten years. Such options will be awarded upon their appointment or election to the Board. Options, once granted and to the extent exercisable, will remain exercisable throughout their term, regardless of whether the holder continues as a director. The exercise price of the options is equal to 100% of the fair market value of a share of Common Stock at the time of grant.

     The 1990 Option Plan will terminate on October 14, 2000. The 1994 Option Plan will terminate on October 17, 2004. The Board of Directors may, however, terminate the 1990 and 1994 Option Plans at any time prior to such respective dates. Termination of the 1990 and 1994 Option Plans will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the Option Plans.

     As of January 2, 2000, options for 448,967 shares of common stock had been granted under the 1990 Option Plan and were outstanding, with a weighted average exercise price of $5.95 per share, and no additional shares were available for issuance upon exercise of options which may be granted in the future. As of January 2, 2000, options for 1,051,033 shares had been exercised.

     As of January 2, 2000, options for 1,047,216 shares of common stock had been granted under the 1994 Option Plan and were outstanding, with a weighted average exercise price of $5.06 per share, and no additional shares were available for issuance upon exercise of options which may be granted in the future. 202,784 options had been exercised as of January 2, 2000.




                                       13



     Stock  Option  Grant  Table.    The  following  table  sets  forth  certain
information concerning options granted to the named executive officers during the Company's fiscal year ended January 2, 2000:

                       Option Grants in Last Fiscal Year



                        Percent of                               Potential
                           Total                                Realizable
                          Options                            Value at Assumed
                          Granted                             Annual Rates of
                            to       Exercise                   Stock Price
                         Employees      or                     Appreciation
                            in         Base                 For Option Term (1)
              Options     Fiscal      Price     Expiration --------------------
  Name        Granted      Year       ($/Sh)       Date     5% ($)    10% ($)
-------------------------------------------------------------------------------
Stephen V.
Clark            -           -          -           -         -          -
David G.
Lloyd            -           -          -           -         -          -
Douglas
Gammon           -           -          -           -         -          -
Dennis
Greenia          -           -          -           -         -          -
-------------------------------------------------------------------------------


(1) As required by rules of the Securities and Exchange Commission (" SEC" ), potential values stated are based on the assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of approximately 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.




                                       14



     Stock Option Exercises and Holdings Table.   The following table provides
information concerning the exercise of options and value of unexercised options held by the named executive officers at January 2, 2000:

              Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option Values


               Shares
              Acquired                 Number of       Value of Unexercised
                 on      Value    Unexercised Options  In-the-Money Options
              Exercise  Realized  at Fiscal Year End    at Fiscal Year End
   Name         (#)       ($)             (#)                 ($)(1)
----------------------------------------------------------------------------
                                 Exercis-  Unexercis-  Exercis-   Unexercis-
                                   able       Able       able        able
----------------------------------------------------------------------------
Stephen V.       -         -      180,000    120,000    520,000    280,000
Clark
David G.         -         -       95,000     55,000    154,375    111,250
Lloyd
Douglas          -         -       35,000     65,000    103,750    180,625
Gammon
Dennis           -         -       15,000     60,000    113,750    112,500
Greenia
----------------------------------------------------------------------------

(1)Values stated are based on the last sale price of $8.125 per share of the Company's Common Stock on the NASDAQ National Market System on December 31, 1999, the last trading day of the fiscal year, and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options at the end of the fiscal year.


Compensation Committee Interlocks and Insider Participation

None.



                                       15



                          STOCK PERFORMANCE GRAPH

              Comparison of Five Year-Cumulative Total Returns
                           Performance Graph for
                             Taco Cabana, Inc.

                            (GRAPH APPEARS HERE)




   Measurement                   NASDAQ Stock           NASDAQ Stocks
  Period(Fiscal  Taco Cabana,       Market       (SIC 5800-5899 US Companies)
  Year Covered)      Inc.       (US Companies)    Eating and drinking places
-----------------------------------------------------------------------------
  12/29/1995        55.6           141.3                   121.8

  12/27/1996        81.2           174.1                   118.3

  12/26/1997        51.4           205.1                   100.6

  12/31/1998        86.1           300.2                    92.6

  12/31/1999        90.3           545.7                    72.5
-----------------------------------------------------------------------------

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 12/30/1994.



                                       16



                                 PROPOSAL 2
    PROPOSAL TO APPROVE THE ADOPTION OF THE TACO CABANA, INC. 2000 STOCK
                               OWNERSHIP PLAN
General

  Effective February 16, 2000, the Board of Directors unanimously adopted the Taco Cabana, Inc. 2000 Stock Ownership Plan (the " 2000 Plan" ) and directed that the 2000 Plan be submitted to the stockholders for their approval. The following summary of the 2000 Plan is qualified in its entirety by reference to the text of such Plan, which is set forth in Appendix A.

Summary of the 2000 Plan

  Under the 2000 Plan, options, restricted stock and performance units may be granted to employees and directors of, and consultants and advisors to, the Company or a subsidiary corporation or entity. The number of shares of common stock reserved for issuance is 500,000 shares. The 2000 Plan is intended to permit the Company to retain and attract qualified individuals who will contribute to its overall success. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option or other benefit granted under the 2000 Plan may be reoptioned thereunder. The 2000 Plan will be administered by the Compensation and Stock Option Committee (the "Committee" ). The Committee will set the specific terms and conditions of options or other benefit granted under the 2000 Plan.

STOCK OPTIONS

  The Company's employees will be eligible to receive incentive stock options or nonqualified stock options or a combination of both, as the Committee determines. Non-employee participants may be granted only nonqualified stock options. Stock options may be granted for a term not to exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an incentive stock option) and are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it is granted (so long as the optionee, if an employee, continues to be employed by the Company). In addition, unless a shorter period is specified in a particular option agreement, an option may be exercised within 90 days after the termination of employment of the optionee (subject to any limitations in the particular option), within one year after termination in case of termination because of disability, or throughout the term of the option in the event of the optionee's death, to the extent in each case the option was exercisable at the termination date.



                                       17



  The exercise price of all nonqualified stock options must be at least equal to 100% of the fair market value of the Common Stock on the date of grant. The exercise price of all incentive stock options must be at least equal to 100% of the fair market value of the Common Stock on the date of grant, or 110% of the fair market value with respect to any incentive stock option issued to a holder of 10% or more of the Company' shares. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased or by delivering Common Stock of the Company already owned by such optionee with a market value equal to the exercise price, or by a method of which a concurrent sale for the acquired stock is arranged, with the exercise price payable in cash from such sale proceeds. The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 250,000 shares.

RESTRICTED STOCK/PERFORMANCE UNITS

  Restricted stock consists of shares of Common Stock that are sold or transferred by the Company to a participant at a price that may be below their fair market value or for no payment, but subject to restrictions on their sale or other transfer by the participant. The maximum number of shares of restricted stock issued under the 2000 Plan that may be awarded to any participant in any calendar year is 100,000 shares.

  Performance units are rights to receive a payment from the Company that may be payable in cash or shares of Common Stock or both, provided certain performance standards are met. The goals ("Performance Goals" ) that are to be achieved with respect to each performance unit shall be those objectives established by the Committee as it deems appropriate. The Committee determines the number of performance units to be granted. The maximum payment that can be made pursuant to performance units allocated to a participant in a calendar year is $1,000,000. Moreover, the Committee is required to certify that the Performance Goals have been satisfied prior to payments with respect to any units.

  The 2000 Plan will terminate on February 7, 2010. The Board of Directors may, however, terminate the 2000 Plan at any time prior to such date. Termination of the 2000 Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the 2000 Plan.

Federal Income Tax Consequences

  The 2000 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

NON-QUALIFIED STOCK OPTIONS ("NQSO" )

  The granting of a NQSO does not produce taxable income to the optionee or a tax deduction to the Company. Taxable ordinary income generally will be recognized by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price. The Company is entitled to a corresponding Federal income tax deduction. The tax basis for the shares acquired is the option price plus the taxable income recognized.

INCENTIVE STOCK OPTIONS ("ISO" )

                                       18



  In the case of an ISO, an optionee will not recognize any taxable income at the time of grant and the Company will not be entitled to a Federal income tax deduction. No income will be recognized by an optionee at the time of exercise of the ISO. If the optionee holds the shares acquired upon exercise of the ISO for at least two years from the date of grant of the ISO and at least one year from the date of exercise, the optionee would realize taxable long-term capital gain or loss upon a subsequent sale of the shares at a price different from the option price. If the foregoing holding period is met, no deduction would be allowed to the Company for Federal income tax purposes at any time. If, however, the optionee disposes of the shares prior to satisfying the required holding period, generally (1) the optionee would realize ordinary income in the year of such disposition in an amount equal to the difference between (a) the fair market value of such shares on the date of exercise or (b) the sales price, whichever is less, and the option price; (2) the Company would be entitled to a deduction for such year in the amount of the ordinary income so realized; and (3) the optionee would realize capital gain in an amount equal to the difference between (a) the amount realized upon the sale of the shares and (b) the option price plus the amount of ordinary income, if any, realized upon the disposition.

RESTRICTED STOCK

  In the absence of an election under section 83(b) of the Code ("Section 83(b) Election"), a participant who receives restricted stock will recognize no income at the time of issuance. When the restriction period expires with respect to shares of restricted stock, a participant will recognize ordinary income equal to the fair market value of the shares as of the date the restrictions expire over the amount paid for such shares (if any). The participant's basis for the shares is equal to the amount paid (if any) plus the ordinary income recognized, and the holding period begins just after the restriction period ends. An employee may, however, make a Section 83(b) Election to include in income in the year of purchase or grant the excess of the fair market value of the shares (computed without regard to the restrictions) on the date of purchase or grant over their purchase price. The Company will be entitled to a deduction in the same year and in the same amount as income is recognized by the participant. If a Section 83(b) Election is made, a participant's basis for the shares will be the amount paid for the shares, if any, plus the ordinary income recognized.

PERFORMANCE UNITS

  Generally, performance units granted to a participant will be taxable to the participant in the amount of cash and the fair market value of shares received. The Company will be entitled to a deduction for such amount at the time it is includible in the income of the participant.



                                       19



  In accordance with Section 162(m) of the Code, the Company's tax deductions for compensation paid to the most highly paid executives named in the Company's Proxy Statement may be limited to no more than $1 million per year, excluding certain "performance-based" compensation. The Company intends for the stock option and performance unit awards under the 2000 Plan to comply with the requirement for an exception to Section 162(m) of the Code so that the amount of the Company's deduction for compensation related to the stock option and performance unit awards under the 2000 Plan would not be limited by Section 162(m) of the Code.

  The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Optionees or to the Company, or to describe tax consequences based on particular circumstances. It is based on Federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

  The affirmative vote of a majority of the shares of Common Stock present and entitle to vote at the Meeting is required to approve the 2000 Plan. The enclosed from of Proxy provides a means for shareholders to vote for the 2000 Plan, to vote against it or to abstain from voting with respect to it. Each Proxy received in time for the Meeting will be voted as specified therein. If a shareholder executes and returns a Proxy, but does not specify how the shares represented by such shareholder's Proxy are to be voted, such shares will be voted FOR the approval of the 2000 Plan. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes will not be counted and will have no effect.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2000 PLAN.



                                       20



                          INDEPENDENT ACCOUNTANTS

     The financial statements and schedules of the Company as of January 2, 2000 and for the year then ended were audited by Deloitte & Touche LLP. It is anticipated that if the nominees are elected as directors, the new Board of Directors will reappoint such firm as independent certified public accountants for the current fiscal year. A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                               ANNUAL REPORT

     The Company's Annual Report for the year ended January 2, 2000, which includes the Company's financial statements, accompanies this proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

                               OTHER MATTERS

     The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

                           STOCKHOLDER PROPOSALS

     The Company intends to conduct the next annual meeting of stockholders in approximately June 2001. Proposals by stockholders intended to be presented at the annual meeting to be held in 2001 must be received by the Company by March 1, 2001 to be included in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to the Secretary of the Company at the address indicated in this notice.




                                       21



                   COST AND METHOD OF PROXY SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of stock held by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.



                              By Order of the Board of Directors



                              David G. Lloyd
                              Secretary




                                       22




                                             APPENDIX A


                               TACO CABANA, INC.
                           2000 STOCK OWNERSHIP PLAN


ARTICLE 1.  PURPOSE

    The purposes of this 2000 Stock Ownership Plan (the "Plan") are (i) to provide long-term incentives and rewards to those key employees (the "Employee Participants") of Taco Cabana, Inc. and its subsidiaries (the " Company") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation's stockholders.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

     (a) "Award" shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock or Performance Units.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean (i) the failure by a Participant to render services to the Company, which failure amounts to gross neglect or gross insubordination,
(ii) the commission by a Participant of an act of fraud or embezzlement against the Company, or (iii) a Participant being convicted of a felony, or failing to contest a felony prosecution.

     (d) A "Change in Control" shall mean (i) the acquisition by any person after the date hereof of beneficial ownership of 50% or more of the voting power of the Company's outstanding voting stock, (ii) three or more of the current members of the Board ceasing to be members of the Board (unless any replacement director is elected by a vote of, or pursuant to nomination by, at least 75% of the remaining directors, or by a vote of at least 75% of the shares entitled to vote on such replacement) or (iii) approval by the stockholders of the Company of (a) a merger or consolidation of the Company with another corporation if the stockholders of the Company immediately before such vote will not, as a result of such merger or consolidation, own more than 50% of the voting stock of the corporation resulting from such merger or consolidation, or (b) a complete liquidation of the Company or sale of all, or substantially all, of the assets of the Company. Notwithstanding the foregoing, a Change in Control shall not occur solely because 50% or more of the voting stock of the Company is acquired by (i) a trust which is part of an employee benefit plan maintained by the Company or its Subsidiaries or (ii) a corporation which, immediately following such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.


                                       23



     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     (f) "Committee" shall mean the committee described in Section 3.1.

     (g) "Common Stock" shall mean shares of the Company's common stock, par value $.01 per share.

     (h) "Company" shall mean Taco Cabana, Inc., a Delaware corporation.

     (i) "Disability" shall mean a physical or mental infirmity that the Committee determines impairs the Participant's ability to substantially perform his or her duties for a period of 180 consecutive days.

     (j) "Effective Date" shall mean February 16, 2000, the date the Plan was adopted by the Board.

     (k) "Employee" shall mean an individual who is a full-time or part-time employee of the Company or a Subsidiary.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Fair Market Value" of a share of Common Stock shall mean, as of any applicable date, the closing sale price of the Common Stock on the NASDAQ National Market System or any national or regional stock exchange on which the Common Stock is then traded. If no such reported sale of the Common Stock shall have occurred on such date, Fair Market Value shall mean the closing sale price of the Common Stock on the next preceding date on which there was a reported sale. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of a share of Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

     (n) "ISOs" shall have the meaning given such term in Section 6.1.

     (o) "NQSOs" shall have the meaning given such term in Section 6.1.

     (p) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Article 6.

     (q) "Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

     (r) "Option Exercise Price" shall mean the purchase price per share of Common Stock subject to an Option, which shall not be less than the Fair Market Value on the date of grant.

     (s) "Participant" shall mean any Employee or any consultant or advisor providing services to the Company or a Subsidiary selected by the Committee to receive an Award under the Plan; provided, however, that any such consultant or advisor must be a natural person providing bona fide services to the Company, which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

     (t) "Performance Goals" shall have the meaning given such term in Section 8.4.
                                       24




     (u) "Performance Period" shall have the meaning given such term in Section 8.3.

     (v) "Performance Unit" shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

     (w) "Performance Unit Agreement" shall mean an agreement evidencing a Performance Unit Award, as described in Section 8.2.

     (x) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (y) "Plan" shall mean this Taco Cabana, Inc. 2000 Stock Ownership Plan as the same may be amended from time to time.

     (z) "Restriction Period" shall mean the period determined by the Committee during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture as provided in
Article 7.

     (aa) "Restricted Stock" shall mean shares of Common Stock granted pursuant to Article 7 as to which the restrictions have not lapsed.

     (ab) "Restricted Stock Agreement" shall mean an agreement evidencing a Restricted Stock Award, as described in Section 7.2.

     (ac) "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans, if any, or, if the Company has no such plans, then retirement after reaching age 65.

     (ad) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned, directly or indirectly, by such company.

     2.2   GENDER  AND NUMBER.    Unless  otherwise indicated  by  the  context,
reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     2.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.  ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee (the "Committee") appointed by the Board consisting of two or more directors of the Company. It is intended that each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

     3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority to:


                                       25


     (a) select Participants to whom Awards are granted;

     (b) determine the size, type and frequency of Awards granted under the Plan;

     (c)  determine  the   terms  and  conditions   of  Awards,  including   any
restrictions, conditions or forfeiture provisions relating to the Award, which need not be identical;

     (d) determine whether and the extent to which Performance Goals have been met;

     (e) determine whether and when a Participant's status as an Employee, consultant, or advisor has terminated for purposes of the Plan;

     (f) cancel or modify, with the consent of the Participant, outstanding Awards and grant new Awards in substitution therefore;

     (g) accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Award, for any reason;

     (h) extend the duration of an Option exercise period or term of an Award;

     (i) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

     (j) establish, amend and rescind rules and regulations for the Plan's administration; and

     (k) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the
Committee may delegate its authority. Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would jeopardize compliance with the "outside directors" requirement or any other applicable requirement under Section 162(m) of the Code.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

     3.4 SECTION 16 COMPLIANCE; BIFURCATION OF PLAN. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use


                                       26



of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4.  SHARES AVAILABLE UNDER THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 500,000 shares. Shares as to which options or other Awards granted under the Plan lapse, expire, terminate, are forfeited or are canceled shall again become available for Awards under the Plan. In addition, any shares of Common Stock reserved for issuance under the Company's 1994 Stock Option Plan as amended ("1994 Plan") in excess of the number of shares as to which options or other benefits are awarded thereunder, plus any shares as to which options or other benefits granted under the 1994 Plan may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under the Plan. Any Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 SHARES OF RESTRICTED STOCK AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock which may be the subject of Awards granted in the form of Restricted Stock is limited to 100,000 shares.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES AND OUTSTANDING AWARDS. In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share repurchase, share combination, share exchange, issuance of warrants or debentures, the Committee may substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan, and the number, class and price of shares subject to outstanding Awards, as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustment shall be made so as not to result in a "modification" within the meaning of Section 424(h) of the Code.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     All Employees of the Company and its Subsidiaries and consultants or other advisors providing services to the Company or a Subsidiary are eligible to receive Awards under the Plan. In selecting Employees, consultants or advisors to receive Awards under the Plan, as well as in determining the number of shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties and responsibilities of such persons, their present and potential contribution to the success of the Company and their anticipated number of years of active service or contribution remaining with the Company or a Subsidiary.

ARTICLE 6.  STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock


                                       27



options within the meaning of Section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof. Notwithstanding the foregoing, ISOs may only be granted to Employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 250,000 shares.

     6.2 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which the Option relates, forfeiture provisions as deemed appropriate by the Committee and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include provisions applicable to the particular type of Option granted.

     6.3 DURATION OF OPTIONS. Subject to the provisions of Section 6.7, each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall at the time of grant be exercisable later than the tenth anniversary of its grant.

     6.4 EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions, including forfeiture provisions, as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

     6.5 PAYMENT OF OPTION EXERCISE PRICE. The Option Exercise Price for shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Common Stock having a Fair Market Value (at the close of business on the date the Company receives the notice of exercise) equal to the Option Exercise Price,
(c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and
(c) of this Section. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     6.6  VESTING UPON CHANGE IN  CONTROL.  Upon a  Change in Control, any  then
outstanding  Options  held  by  Participants  shall  become  fully  vested   and
immediately exercisable.

     6.7 TERMINATION OF EMPLOYMENT. If the Participant's status as an Employee, consultant or advisor is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the Participant's status as an Employee, consultant or advisor is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable and subject to the provisions of the relevant Option Agreement, such Options may be exercised by such Participant or his personal representative at any time prior to the earlier of (a) the expiration date of the Options or (b) the date which is 90 days after the date of such termination of employment. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by


                                       28



the Participant (c) in the case of NQSOs, within one year after the date of Retirement and (d) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary or while the Participant is serving as a consultant or advisor to the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of Disability; provided however that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section (a) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent's estate and (b) in the event of the Disability of a Participant, by the Participant, or if such Participant is incapacitated, by the Participant's legal representative.

ARTICLE 7.  RESTRICTED STOCK

     7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. The purchase price for shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value of the Common Stock, except in the case of treasury shares, for which no payment need be required.

     7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan.

     7.3  NON-TRANSFERABILITY OF RESTRICTED STOCK.   Except as provided in  this
Article 7 or the applicable Restricted Stock Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement and the satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement. Except as provided in Section 7.9, however, in no event may any Restricted Stock become vested in a Participant subject to Section 16(b) of the Exchange Act prior to six months following the date of its grant.

     7.4 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (relating to the Company, a Subsidiary or regional or other operating division of the Company), years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

     7.5 FORFEITURE. The Committee shall determine and set forth in a Participant's Restricted Stock Agreement such events upon which a Participant's shares of Restricted Stock (or the proceeds of a sale thereof) shall be forfeitable, which may include, without limitation, the termination of a Participant's employment and certain other activities.

                                       29



     7.6 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

     "The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Taco Cabana, Inc. 2000 Stock Ownership Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Taco Cabana, Inc."

     7.7 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article 7 or the Restricted Stock Agreement, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period. Once the shares of Restricted Stock are released from their restrictions (including forfeiture provisions), the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant's share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable shares of Common Stock free from any and all restrictions under the Plan but subject to restrictions on transfer, if any, existing as a matter of federal or state securities laws.

     7.8   VOTING  RIGHTS;  DIVIDENDS  AND  OTHER  DISTRIBUTIONS.    Unless  the
Committee exercises its discretion as provided in Section 7.10, during the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

     7.9 LAPSE OF RESTRICTIONS UPON CHANGE IN CONTROL. Upon a Change in Control, any restrictions and other conditions pertaining to then outstanding shares of Restricted Stock held by Participants, including, but not limited to, vesting requirements, shall lapse and such shares shall thereafter be immediately transferable and nonforfeitable.

     7.10 TREATMENT OF DIVIDENDS. At the time shares of Restricted Stock are granted to a Participant, the Committee may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions with respect to such shares, such deferred dividends to be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Committee, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

     7.11 TERMINATION OF EMPLOYMENT. If the Participant's status as an Employee, consultant or advisor is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such shares shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. If the Participant's status as an


                                       30



Employee, consultant or advisor is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, any restrictions and other conditions pertaining to such shares then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such shares shall thereafter be immediately transferable and nonforfeitable. Notwithstanding anything in the Plan to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a Participant's status as an Employee, consultant or advisor other than for Cause, that the restrictions on some or all of the shares of Restricted Stock awarded to a Participant shall immediately lapse and, to the extent the Committee deems appropriate, such shares shall thereafter be immediately transferable and nonforfeitable.

ARTICLE 8.  PERFORMANCE UNITS

     8.1 GRANT OF PERFORMANCE UNITS. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon achievement of specified Performance Goals. The maximum payment that can be made pursuant to Performance Units granted to any one Participant in any calendar year shall be $1,000,000.

     8.2 PERFORMANCE UNIT AGREEMENT. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

     8.3 PERFORMANCE PERIOD. The period of performance ("Performance Period") with respect to each Performance Unit shall be such period of time, which shall not be less than one year, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained. The Performance Period may commence prior to the date of grant of the Performance Unit to which it relates, provided that at such time the attainment of the Performance Goal is substantially uncertain and not more than 25% of the Performance Period has expired.

     8.4 PERFORMANCE GOALS. The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which may relate to the net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, of the Company, or any other performance objectives relating to the Company, a Subsidiary or regional or other operating unit of the Company, or the individual Participant. Each Performance Unit Agreement shall specify a minimum acceptable level of achievement with respect to the Performance Goals below which no payment will be made and shall set forth a formula for determining the payment to be made if performance is at or above such minimum based upon a range of performance levels relating to the Performance Goals. The Committee shall certify that the Performance Goals for Awards of Performance Units under the Plan have been satisfied prior to the determination and payment of any such incentive in accordance with the Plan.







                                       31



     8.5 ADJUSTMENT OF PERFORMANCE GOALS. The Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions occur subsequent to the date of grant which are unrelated to the performance of the Participant and which the Committee expects to have a substantial effect on the ability of the Participant to attain the Performance Goals. If a Participant is promoted, demoted or transferred to a Subsidiary or different operating division of the Company during a Performance Period, then, to the extent that the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may, but shall not be required to, adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period. Notwithstanding the foregoing, the Committee shall not be entitled to adjust, change or eliminate any Performance Goals or Performance Period if the exercise of such discretion would cause the related compensation to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

     8.6 TERMINATION OF EMPLOYMENT. If the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death, Disability or Retirement, the Performance Units then held by the Participant shall terminate. In the case of termination of employment by reason of death, Disability or Retirement of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be payable in an amount equal to the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such termination of employment would have continued until the end of the Performance Period; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

     8.7 PAYMENT UPON CHANGE IN CONTROL. Upon a Change in Control, any then outstanding Performance Units shall become fully vested and immediately payable in an amount which is equal to the greater of (a) the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the maximum amount payable under the Performance Unit multiplied by the percentage of the Performance Period completed by the Participant at the time of the Change in Control; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

     8.8 PAYMENT OF PERFORMANCE UNITS. Subject to such terms and conditions as the Committee may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 90 days following a Change in Control, as applicable. The Committee, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash, (b) solely in shares of Common Stock (valued at their Fair Market Value as of the close of business on the date preceding the date of payment) or (c) any combination thereof; provided, however, that if a Performance Unit becomes payable upon a Change in


                                       32



Control, the Performance Unit shall be paid solely in cash. To the extent such payment is made with shares of Common Stock, such payment could be in restricted or unrestricted shares as determined by the Committee.

     8.9 DESIGNATION OF BENEFICIARY. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant's death before receiving any or all such payments. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 9.  AMENDMENT, MODIFICATION AND TERMINATION

     9.1 TERMINATION DATE. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all shares of Common Stock available under the Plan shall have been acquired and the payment of all benefits in connection with Performance Unit Awards has been made or (c) such other date as the Board may determine in accordance with Section 9.2.

     9.2 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time, amend, suspend, modify or terminate the Plan provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval, and (b) upon or following the occurrence of a Change in Control no amendment may adversely affect the rights of any Person in connection with an Award previously granted. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent. Each Option and certain Performance Units granted under the Plan are intended to be performance-based compensation within the meaning of
Section 162(m) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Performance Units if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Performance Units to fail to qualify as performance-based compensation.

     9.3 AWARDS PREVIOUSLY GRANTED. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

ARTICLE 10.  NON-TRANSFERABILITY

     A Participant's rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment pursuant to a Performance Unit may be transferred to a beneficiary designated in accordance with Section 8.9. Notwithstanding anything herein to the contrary, in the case of NQSOs, the Committee may, in its sole discretion, by appropriate provisions in the Participant's Option Agreement, permit the Participant to transfer all or a portion of the Option, without consideration, to (i) the Participant's spouse or lineal descendants ("Family Members"), (ii) a trust for the exclusive benefit of Family Members, (iii) a charitable remainder trust of which the Participant and/or Family Members are the exclusive


                                       33



beneficiaries (other than the charitable beneficiary), or (iv) a partnership or a limited liability company in which the Participant and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by a Participant in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term "Optionee" shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 6.7 regarding termination of employment shall refer to the Participant, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 6.7 and the Participant's Option Agreement following the Participant's termination of employment.

ARTICLE 11.  NO GRANTING OF EMPLOYMENT RIGHTS

     Neither the Plan, nor any action taken under the Plan, shall be construed as giving any person the right to become a Participant, nor shall participation in, or any grant of an Award under, the Plan be construed as giving a Participant any right with respect to continuance of employment or service by or to the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment or consulting or other business relationship at any time, with or without Cause, except as may otherwise be expressly provided by any written agreement between the Company and the Participant.

ARTICLE 12.  WITHHOLDING

     12.1 TAX WITHHOLDING. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise or lapse of restrictions made under, or occurring as a result of, the Plan.

     12.2 SHARE WITHHOLDING. If the Company has a withholding obligation upon the issuance of Common Stock under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 12.2 or impose such other restrictions or limitations on such elections as may be necessary to insure that such elections will be exempt transactions under Section 16(b) of the Exchange Act.

ARTICLE 13.  INDEMNIFICATION

     No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 14.  SUCCESSORS

     All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of


                                       34



such  successor  is  a  result  of  a  direct  or  indirect  purchase,   merger,
consolidation or otherwise, of all or substantially all of the business or assets of the Company.

ARTICLE 15.  GOVERNING LAW

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules; provided, however, that with respect to ISOs, the Plan and all agreements under the Plan shall be construed so that they qualify as incentive stock options within the meaning of Section 422 of the Code.



                                       35


                               TACO CABANA, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
       THE ANNUAL MEETING OF STOCKHOLDERS ON TUESDAY, JUNE 6, 2000

The undersigned hereby appoints STEPHEN CLARK and DAVID G. LLOYD, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote, at the annual meeting and at any adjournment thereof, all shares of Common stock of the undersigned in Taco Cabana, Inc. held of record on the record date, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. If no directions are given and the signed card is returned, the proxies will vote FOR the election of each director candidate nominated for election pursuant to item 1 and FOR item 2 and at their direction on any other matter that may properly come before the meeting any adjourment therof.

Instruction                                            (change of address)

To withold authority to vote for any          ________________________________
individual nominee, strike a line through     ________________________________
the nominee's name in the list below:         ________________________________
                                              ________________________________
    Stephen V. Clark   William Nimmo          (If you have written in the above
    Richard Sherman    Cecil Schenker         space, please mark the
    Lionel Sosa        Rod Sands              corresponding box on the reverse
                                              side of this card)

No.                                                     SEE REVERSE SIDE


                               TACO CABANA, INC.
       PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

The Board of Directores recommends a vote FOR items 1 and 2.
                                                           WITHHELD
                                             FOR           AUTHORITY

1.  Election of Directors
     (see reverse)

2.  To approve the adoption of the           FOR   AGAINST   ABSTAIN
    2000 Stock Ownership Plan

Note: Please sign exactly as name appears on the certificate. When shares are held by joint tenants, both should sign, if a corporation, please sign in full corporate name by president or other authorized officer, if a partnership please sign in partnership name by authorized person. When signing as attorney, trustee, guardian, officer or partner, please give full name as such.

_______________________
Signature          Date

_______________________
Signature          Date